UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	October 30, 2015

Hudson Global, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of the Americas, 12th Floor, New York  10019

 (Address of principal executive offices, including zip code)

(212) 351-7300

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 30, 2015, Hudson Global Resources (Aust) Pty Limited (“Hudson Australia”) and Hudson Global Resources (NZ) Limited (“Hudson New Zealand”), both subsidiaries of Hudson Global, Inc., entered into a Finance Agreement, dated as of October 27, 2015 (the “Finance Agreement”), with National Australia Bank Limited (“NAB”), a NAB Corporate Receivables Facility Agreement, dated as of October 27, 2015 (the “Australian Receivables Agreement”), with NAB and a BNZ Corporate Receivables Facility Agreement, dated as of October 27, 2015 (the “New Zealand Receivables Agreement”), with Bank of New Zealand (“BNZ”).

The Finance Agreement provides a bank guarantee facility of up to AUD3.0 million for Hudson Australia and Hudson New Zealand. The Finance Agreement matures and becomes due and payable on October 27, 2018. A fee equal to 1.50% per annum will be charged on each bank guarantee issued under the Finance Agreement. The Finance Agreement bears a fee, payable semiannually in arrears, equal to 0.30% per annum of NAB’s commitment under the Finance Agreement. As of October 30, 2015, there were AUD2.4 million outstanding under the Finance Agreement.

The Australian Receivables Agreement provides a receivables facility of up to AUD25.0 million for Hudson Australia, which is based on an agreed percentage of eligible accounts receivable, and of which up to AUD4.0 million may be used to support the working capital requirements of operations in China, Hong Kong and Singapore. The Australian Receivables Agreement does not have a stated maturity date and can be terminated by Hudson Australia or NAB upon 90 days written notice. Borrowings under the Australian Receivables Agreement may be made with an interest rate based on a market rate, which was 2.095% per annum as of October 27, 2015, plus a margin of 1.500% per annum. The Australian Receivable Agreement bears a fee, payable monthly in advance, equal to AUD6,250 per month. As of October 30, 2015, there were AUD9.1 million outstanding under the Australian Receivables Agreement.

The New Zealand Receivables Agreement provides a receivables facility of up to NZD5.0 million for Hudson New Zealand, which is based on an agreed percentage of eligible accounts receivable. The New Zealand Receivables Agreement does not have a stated maturity date and can be terminated by Hudson New Zealand or BNZ upon 90 days written notice. Borrowings under the New Zealand Receivables Agreement may be made with an interest rate based on a market rate, which was 4.99% per annum as of October 27, 2015. The New Zealand Receivables Agreement bears a fee, payable monthly in advance, equal to NZD1,250 per month. As of October 30, 2015, there were no borrowings outstanding under the New Zealand Receivables Agreement.

Amounts owing under the Finance Agreement, the Australian Receivables Agreement and the New Zealand Receivables Agreement are secured by substantially all of the assets of Hudson Australia and Hudson New Zealand. Each of the Finance Agreement, the Australian Receivables Agreement and the New Zealand Receivables Agreement contains various restrictions and covenants applicable to Hudson Australia and Hudson New Zealand. These include a requirement in the Finance Agreement that Hudson Australia and Hudson New Zealand maintain (a) a minimum Fixed Charge Coverage Ratio (as defined in the Finance Agreement) as of the last day of each calendar quarter for the period of twelve months ending on such date of (i) 1.25:1 for the calendar quarter ended on September 30, 2015, and (ii) 1.50:1 for each calendar quarter ending thereafter, and (b) a minimum Receivables Ratio (as defined in the Finance Agreement) of 1.20:1.

Each of the Finance Agreement, the Australian Receivables Agreement and the New Zealand Receivables Agreement also contains customary events of default. NAB or BNZ, as the case may be, may declare any outstanding obligations under the Finance Agreement, the Australian Receivables Agreement and the New Zealand Receivables Agreement immediately due and payable upon the occurrence of an event of default.

The foregoing descriptions of the Finance Agreement, the Australian Receivables Agreement and the New Zealand Receivables Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 2.03.	Financial Statements and Exhibits.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

(4.1)	Finance Agreement, dated as of October 27, 2015, among Hudson Global Resources (Aust) Pty Limited, Hudson Global Resources (NZ) Limited, and National Australia Bank Limited.

(4.2)	NAB Corporate Receivables Facility Agreement, dated as of October 27, 2015, among Hudson Global Resources (Aust) Pty Limited, Hudson Global Resources (NZ) Limited, and National Australia Bank Limited.

(4.3)	BNZ Corporate Receivables Facility Agreement, dated as of October 27, 2015, among Hudson Global Resources (NZ) Limited, Hudson Global Resources (Aust) Pty Limited, and Bank of New Zealand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Date: November 4, 2015	By:	/s/ Patrick Lyons
Patrick Lyons
Chief Financial Officer and Chief Accounting Officer

HUDSON GLOBAL, INC.

Exhibit Index to Current Report on Form 8-K

October 30, 2015

Exhibit Number

(4.1)	Finance Agreement, dated as of October 27, 2015, among Hudson Global Resources (Aust) Pty Limited, Hudson Global Resources (NZ) Limited, and National Australia Bank Limited.

(4.2)	NAB Corporate Receivables Facility Agreement, dated as of October 27, 2015, among Hudson Global Resources (Aust) Pty Limited, Hudson Global Resources (NZ) Limited, and National Australia Bank Limited.

(4.3)	BNZ Corporate Receivables Facility Agreement, dated as of October 27, 2015, among Hudson Global Resources (NZ) Limited, Hudson Global Resources (Aust) Pty Limited, and Bank of New Zealand.